Exhibit 99.1

FOR IMMEDIATE RELEASE	SYMBOL: LANC
November 16, 2015	TRADED: Nasdaq

LANCASTER COLONY INCREASES REGULAR CASH DIVIDEND; PAYS SPECIAL DIVIDEND;
REELECTS TWO INCUMBENT DIRECTORS AND ELECTS ONE NEW DIRECTOR
COLUMBUS, Ohio, Nov. 16 - Lancaster Colony Corporation (Nasdaq: LANC) announced today that its Board of Directors voted to raise the regular quarterly cash dividend to 50 cents per common share, marking 53 consecutive years of increasing regular cash dividends. The company is one of only 15 U.S. companies to have increased regular cash dividends each year for 53 consecutive years.
The board also approved a special cash dividend of $5.00 per common share. Both the special dividend and the regular quarterly dividend will be payable December 31, 2015 to shareholders of record on December 9, 2015. As of the record date for today’s annual shareholder meeting, there were 27,364,169 common shares outstanding.
Voting at the annual meeting, shareholders reelected two incumbent directors. They are James B. Bachmann, retired managing partner of the Columbus, Ohio office of Ernst & Young, and Neeli Bendapudi, Dean of the School of Business of the University of Kansas. The shareholders also elected to the board William H. Carter, Executive Vice President and Chief Financial Officer of Hexion Inc., replacing John L. Boylan, who is retiring from the board after serving as a director for the past 17 years.
John B. Gerlach, Jr., chairman and chief executive officer of Lancaster Colony, said, “The increased regular cash dividend reflects the company’s continued strong financial position and will be the 210th consecutive regular quarterly cash dividend paid by the company since September 1963.” He noted that the indicated annual payout, excluding the special dividend, for the current fiscal year ending June 30, 2016 is $1.96 per share, up from the $1.82 per share paid in fiscal 2015.
Mr. Gerlach also stated, “After careful consideration of the company’s capital structure and likely cash needs, the board determined that the payment of a special dividend provides an appropriate return of value to shareholders while the company retains the financial resources to support future growth opportunities, including potential acquisitions.”

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Forward-Looking Statements
We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). This news release contains various “forward-looking statements” within the meaning of the PSLRA and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “believe,” “intend,” “plan,” “expect,” “hope” or similar words. These statements discuss future expectations; contain projections regarding future developments, operations or financial conditions; or state other forward-looking information. Such statements are based upon assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, expected future developments; and other factors we believe to be appropriate. These forward-looking statements involve various important risks, uncertainties and other factors, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in the forward-looking statements.

Some of the key factors that could cause actual results to differ materially from those expressed in the forward-looking statements include:

•	the possible occurrence of product recalls or other defective or mislabeled products costs;

•	the extent to which future business acquisitions are completed and acceptably integrated;

•	access to any required financing;

•	changes in our cash flow or use of cash in various business activities; and

•
risks related to other factors described under “Risk Factors” in other reports and statements filed by us with the Securities and Exchange Commission, including without limitation our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (available at www.sec.gov).

Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update such forward-looking statements, except as required by law. Management believes these forward-looking statements to be reasonable; however, you should not place undue reliance on such statements that are based on current expectations.

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FOR FURTHER INFORMATION:	Douglas A. Fell, Vice President, Treasurer and CFO, or
Dale N. Ganobsik, Director of Investor Relations
Lancaster Colony Corporation
Phone: 614/224‑7141
Email: ir@lancastercolony.com